Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 19, 2026, with respect to the financial statements of Grayscale Avalanche Trust (AVAX), included herein, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

New York, New York
February 19, 2026